                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 43                                  Trade Date: 11/04/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 11/07/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is November 5, 2002




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UER1              $4,898,000.00              5.00%                 11/15/16                 100%

    Interest Payment
       Frequency                                      Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption               (including the redemption price)
    ----------------        -----------------         -----------               --------------------------------
        12/15/02                   Yes                    Yes                              100% 11/15/03
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,804,938.00             $93,062.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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